Exhibit 4.1

Execution Version

CARRIAGE SERVICES, INC., AS ISSUER

AND EACH OF THE GUARANTORS PARTY HERETO

4.25% SENIOR NOTES DUE 2029

INDENTURE

DATED AS OF MAY 13, 2021

WILMINGTON TRUST, NATIONAL ASSOCIATION

AS TRUSTEE

TABLE OF CONTENTS

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

i

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate from Acquiring Institutional Accredited Investor
Exhibit E	Form of Supplemental Indenture

INDENTURE dated as of May 13, 2021, among Carriage Services, Inc., a Delaware corporation, as issuer (“Company”), the Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 4.25% Senior Notes due 2029 (the “Notes”):

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it amalgamates, merges or consolidates with or into the Company or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, amalgamation, merger or consolidation.

“Additional Notes” means Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.13 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. For the avoidance of doubt, no Death Care Trust the trustees of which are comprised of a majority of Persons who are Affiliates of the Company or any Restricted Subsidiary and no Death Care Trust having as its investment advisor or sub-advisor an Affiliate of the Company or any Restricted Subsidiary, including without limitation Carriage Services Investment Advisors, Inc., shall be considered an Affiliate of the Company or any Restricted Subsidiary for any purpose.

“Agent” means any Registrar, co-registrar, Paying Agent and any additional paying agent.

“Applicable Calculation Date” means (1) with respect a transaction that is not a Limited Condition Transaction, (A) the applicable date of the transaction giving rise to the need to calculate Consolidated EBITDA, Consolidated Fixed Charge Coverage Ratio, Consolidated Debt Ratio and Consolidated Secured Debt Ratio, or (B) if the Company or Restricted Subsidiary exercises its option pursuant to Section 4.09 with respect to an acquisition, the date that the definitive agreement for such acquisition is entered into and (2) with respect a transaction that is a Limited Condition Transaction and with respect to which the Company has made an LCT Election, the LCT Test Date.

“Applicable Measurement Period” means the most recently completed four consecutive fiscal quarters of the Company immediately preceding the Applicable Calculation Date for which internal financial statements are available.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on May 15, 2024 (such redemption price being that described in Section 3.07(b) hereof) plus (ii) all required remaining scheduled interest payments due on such Note through May 15, 2024, other than accrued interest to such redemption date, computed using a discount rate equal to the Treasury Rate plus 50 basis points per annum discounted to the redemption date on a semi-annual bond equivalent basis; over (b) the then principal amount of such Note on such redemption date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation, verification or determination of the Applicable Premium, shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer, transaction or other action involving a Global Note or any beneficial interest therein, the rules and procedures of the Depository for such Note, in each case to the extent applicable to such transfer, transaction or other action as in effect from time to time.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be amalgamated or merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of: (a) any Capital Stock of any Restricted Subsidiary of the Company (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law); or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales or other dispositions shall not include:

(a)    a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $20.0 million;

(b)    the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 hereof;

(c)    the sale, use, consumption or other disposition of inventory in the ordinary course of business;

(d)    the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or in connection with a bankruptcy or similar proceeding;

(e)    disposals or replacements of obsolete, worn-out or no longer useful equipment or machinery in the ordinary course of business;

(f)    the sale or other disposition of cash or Cash Equivalents;

(g)    any Restricted Payment that is not prohibited by Section 4.07 or any Restricted Payment that constitutes a Permitted Investment;

(h)    the abandonment of Intellectual Property Rights no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries;

(i)    licenses, sublicenses, leases or subleases granted to others (including licenses of Intellectual Property Rights), and terminations thereof not interfering in any material respect with the business of the Company and its Subsidiaries;

(j)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(k)    the surrender or waiver of contractual rights and settlement or waiver of contractual, tort or other litigation claims by the Company or any Subsidiary;

(l)    the settlement or unwinding of any Swap Obligation;

(m)    Dispositions of Investments in joint ventures, partnership agreements, and limited liability company agreements to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties thereto set forth in such arrangements and similar binding arrangements;

(n)    Dispositions of property or assets subject to a Recovery Event;

(o)    Dispositions made in connection with the consummation of an Asset Acquisition that are necessary or advisable to comply with applicable law or to avoid any impediment to the consummation of the Asset Acquisition under any applicable law;

(p)    the sale, lease, conveyance or other disposition of any properties or assets taken as a whole or other form of transaction by the Company and its Restricted Subsidiaries that are covered by Section 4.15 or Section 5.01 hereof;

(q)    the sale of Qualified Capital Stock or the sale of Disqualified Capital Stock permitted under Section 4.07 hereof;

(r)    an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(s)    transfers of assets between or among any of the Company and its Restricted Subsidiaries;

(t)    the creation or perfection of any Lien that is not prohibited under the covenant described under Section 4.12 hereof;

(u)    Dispositions in connection with Permitted Liens;

(v)    the lease or sublease of any real or personal property in the ordinary course of business;

(w)    any issuance, sale or transfer of Equity Interests in, or Indebtedness of, an Unrestricted Subsidiary;

(x)    to the extent allowable under Section 1031 of the Code, or any comparable successor provision any exchange of like property for use in the business of the Company or its Restricted Subsidiaries, excluding, however, boot thereon to the extent such boot exceeds the amount set forth in clause (a) of this definition; and

(y)    the sale or discount of inventory in the ordinary course of business.

“Bankruptcy Law” means Title 11, of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Holders” means any person who holds a beneficial interest in Notes as shown on the books of the Depository or a participant of such Depository.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or, with respect to any Person that is not a corporation, the Person or Persons performing corresponding functions.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday, a legal holiday or any other day on which banking institutions in the City of New York, New York or any place of payment are authorized or obligated by law, regulation or executive order to close.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional accredited investors.

“Capital Stock” means:

(1)

with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)	with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the Existing Notes Issue Date) that would have been classified as an operating lease pursuant to (i) GAAP as in effect or (ii) any accounting standards currently implemented by the Company, in each case on the Existing Notes Issue Date will be deemed not to represent a Capitalized Lease Obligation.

“Cash Equivalents” means:

(1)

United States dollars, Canadian dollars, Euros, British Pounds or any national currency of any participating member state of the European Union or such local currencies held by the Company and its Subsidiaries from time to time in the ordinary course of business;

(2)

marketable direct obligations issued by, or unconditionally guaranteed by, the United States, the Canadian Government, Canadian crown corporations, the Netherlands, the United Kingdom, Germany, Spain, France or Australia;

(3)

marketable direct obligations issued by any agency of the United States and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(4)

marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s (or, in each case, if such Rating Agency ceases to rate such securities, from any Rating Agency selected by the Company as a replacement Rating Agency);

(5)

commercial paper or corporate bonds maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, in each case, if such Rating Agency ceases to rate such securities, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency);

(6)

certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(7)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (2) above entered into with any bank meeting the qualifications specified in clause (6) above;

(8)

securities issued or directly and fully guaranteed or insured by any state, commonwealth or territory of the United States or any agency, subdivision or instrumentality thereof or by any foreign government (and that at the time of acquisition have an investment grade rating from S&P or Moody’s (or, in each case, if such Rating Agency ceases to rate such securities, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency)) having maturities of not more than two years after the date of acquisition;

(9)

marketable short term money market and similar securities having the highest rating obtainable from S&P or Moody’s (or, in each case, if such Rating Agency ceases to rate such securities, any Rating Agency selected by the Company as a replacement Rating Agency) at the time of acquisition and in each case maturing within two years after the date of acquisition; and

(10)	Investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (9) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to one or more Guarantors;

(2)

the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

(3)

any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting Capital Stock of such holding company immediately following that transaction are substantially the same as the holders of the voting Capital Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of such holding company.

“Clearstream” means Clearstream Banking, S.A. or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“close of business” means 5:00 p.m., New York City time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.

“Consolidated Debt Ratio” as of any date of determination means, the ratio of (1) (x) the Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the end of the

Applicable Measurement Period minus (y) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and the Restricted Subsidiaries determined on a consolidated basis to (2) the Company’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated EBITDA” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to:

(a)    Consolidated Net Income for such period; plus

(b)    the following to the extent deducted in calculating such Consolidated Net Income (other than clause (iv) and (xiv)):

(i)    Consolidated Interest Expense for such period;

(ii)    federal, state, local and foreign income tax expense for such period;

(iii)    depreciation and amortization expense for such period;

(iv)    expected cost savings, operating expense reductions and synergies for such period related to mergers and other business combinations, acquisitions, Dispositions, restructuring, refinancings or cost savings initiatives, including, but not limited to, one-time costs related to Permitted Investments, the amount of any integration costs, costs related to the closure or consolidation of facilities, conversion or upgrading of computer systems (whether software or hardware), employee and management termination costs and costs of buy-out or termination of employment contracts or leases, which are reasonably identifiable and factually supportable and other similar initiatives projected by the Company in good faith to result from actions with respect to which substantial steps have been taken, will be taken, or are expected to be taken; provided that (A) such cost savings, operating expense reductions and synergies are expected to be realized (in the good faith determination of the Company) within 24 months after such transaction or initiative is consummated and (B) amounts added-back for any period pursuant to this clause (iv) shall not exceed 20% of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (iv)) (it being understood that no addbacks pursuant to this clause (iv) with respect to any specific merger, business combination, acquisition, Disposition, restructuring or cost savings initiative shall be permitted subsequent to 24 months after the applicable merger, business combination, acquisition, Disposition, restructuring or cost savings initiative);

(v)    non-cash losses, charges and expenses (including non-cash compensation charges, asset impairment charges, the cumulative effect of accounting changes, unrealized losses under Swap Obligations and unrealized losses with respect to trust investments but excluding (A) losses, charges and expenses to the extent representing an accrual of or reserve for cash losses, charges or expenses in any future period and (B) write-downs or reserves of account receivables or inventory);

(vi)    unusual or non-recurring losses, charges and expenses in an aggregate amount not to exceed the greater of (A) $20.0 million or (B) 15% of Consolidated EBITDA during such period;

(vii)    cash restructuring and related charges and expenses in an aggregate amount not to exceed the greater of (A) $10.0 million or (B) 5% of Consolidated EBITDA during such period;

(viii)    unrealized losses due to foreign exchange adjustments (including, without limitation, losses and expenses in connection with currency and exchange rate fluctuations);

(ix)    costs and expenses in connection with this offering and the refinancing of the Existing Credit Facility;

(x)    expenses or charges related to any offering of equity interests, Permitted Investment, Disposition, recapitalization or incurrence of permitted Indebtedness (whether or not consummated), including premium or make whole payments, penalty payments, non-operating or non-recurring professional fees, brokerage commissions, and costs and expenses;

(xi)    the amount of expenses, charges or losses with respect to liability or casualty events to the extent deducted (and not added back) in such period in computing Consolidated Net Income and to the extent (A) covered by insurance or other sources of indemnity and actually reimbursed or, (B) that a determination has been made reasonably and in good faith by the Company that such amount will be reimbursed by one or more insurers or other indemnitors;

(xii)    losses from discontinued operations and non-ordinary course Dispositions;

(xiii)    notwithstanding it not having been deducted in calculating Consolidated Net Income, the withdrawable income received by the Company and its Restricted Subsidiaries from Death Care Trusts that allow income to be withdrawn, less cash amounts required to be replaced, if any, during such period to the extent such income is not included in Consolidated Net Income for such period;

(xiv)    notwithstanding it not having been deducted in calculating Consolidated Net Income, net cash flow actually received from any non-consolidated joint venture or other entity in which the Company or any Restricted Subsidiary owns an equity interest to the extent such income is not included in Consolidated Net Income for such period minus

(c)    the following to the extent included in calculating such Consolidated Net Income: (i) non-cash income or gains, (ii) unrealized gains due to foreign exchange adjustments (including, without limitation, gains in connection with currency and exchange rate fluctuations) and (iii) income or gains from discontinued operations and non-ordinary course Dispositions.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the Applicable Measurement Period to Consolidated Fixed Charges for the Applicable Measurement Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to the following:

(1)

the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of

Indebtedness under revolving Credit Facilities, occurring during the Applicable Measurement Period or at any time subsequent to the last day of the Applicable Measurement Period and on or prior to the Applicable Calculation Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Applicable Measurement Period;

(2)

any asset sales or Asset Acquisitions, including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act attributable to the assets that are the subject of the Asset Acquisition or asset sale during the Applicable Measurement Period) occurring during the Applicable Measurement Period or at any time subsequent to the last day of the Applicable Measurement Period and on or prior to the Applicable Calculation Date, as if such asset sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Applicable Measurement Period;

(3)

if such Person or any of its Restricted Subsidiaries referred to in the immediately preceding clause (2), directly or indirectly guarantees Indebtedness of a third Person, the immediately preceding clause (2) shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the Applicable Measurement Period; and

(5)

the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Applicable Calculation Date.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:

(1)

interest on outstanding Indebtedness determined on a fluctuating basis as of the Applicable Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Applicable Calculation Date; and

(2)

notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense; plus

(2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary; plus

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)

the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount and amortization or write off of deferred financing costs; (b) the net costs under interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(2)

the interest component of Capitalized Lease Obligations paid and/or scheduled to be paid by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less

(3)	the aggregate of the interest income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, net income (or loss) for such period; provided that Consolidated Net Income shall exclude:

(1)	extraordinary gains and extraordinary losses for such period (including life insurance proceeds);

(2)

solely for the purpose of determining the amount available for Restricted Payments under clause (iii)(v) of Section 4.07(a) hereof, any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than restrictions that have been waived or otherwise released), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary to the Company or another Restricted Subsidiary as a dividend or other distribution (subject in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(3)

any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) (x) the Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of the end of the Applicable Measurement Period minus (y) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and the Restricted Subsidiaries determined on a consolidated basis to (2) the Company’s Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of purchase money Indebtedness and Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments; (2) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments; (3) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) solely to the extent such obligation is evidenced by a note or similar instrument and such obligation is included as a liability on the balance sheet of the Company and its Subsidiaries in accordance with GAAP; (4) all Note Guarantees with respect to Indebtedness of the types specified in clauses (1) through (3) above of another Person; and (5) the aggregate amount of all outstanding Disqualified Capital Stock of the Company and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by an Officer of the Company.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” means the office of the Trustee within the continental United States at which at any particular time its corporate trust business is administered, which office as of the date of this Indenture is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Carriage Services, Inc. Administrator, or, in the case of any of such offices, such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Credit Agreement” means the first amended and restated credit agreement dated on or about the Issue Date, among Carriage Services, Inc., as the borrower, certain subsidiaries of the borrower party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements or refinancings thereof.

“Credit Facilities” means one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, credit agreements, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing, bankers acceptances, letters of credit, debt securities or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof, whether or not by the same or any other agent, investor, lender or group of lenders (whether or not such added or substituted parties are banks or other institutional lenders), in each case, whether or not any such amendment, supplement, modification, extension, renewal, restatement, refunding, replacement or refinancing occurs simultaneously with the termination or repayment of a prior Credit Facility.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Death Care Trust” means any preneed funeral trust, preneed cemetery trust, preneed merchandise trust, pre-construction trust, perpetual care cemetery trust or endowed care cemetery trust or any similar trust or escrow arrangement relating to the business or properties of the Company or any Restricted Subsidiary.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depository” means The Depository Trust Company and such other Person as is designated in writing by the Company and acceptable to the Trustee to act as depository in respect of one or more Notes.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by the Company or any Restricted Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Recovery Event.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, only the portion of Capital Stock which is so redeemable or repurchasable prior to such date will be deemed to be Disqualified Capital Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the Company or a direct or indirect parent of the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Capital Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Capital Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any sale or public or private offering of Qualified Capital Stock (A) of the Company or successor to the Company (other than offerings registered on Form S-8 or any successor form) or (B) of the Parent, in each case to the extent that the proceeds of which are contributed to the equity capital of the Company and/or any of its Restricted Subsidiaries.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Subsidiary” means:

(1)	any Foreign Subsidiary that is treated as a “controlled foreign corporation” within the meaning of Section 957 of the Code, and any Subsidiary of such Foreign Subsidiary;

(2)

any Subsidiary that is disregarded as an entity separate from its owner for U.S. federal income tax purposes if substantially all of the direct or indirect assets of such Subsidiary are Capital Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code;

(3)	any Insurance Subsidiary; and

(4)	any Subsidiary that is an investment advisor, or sub-advisor (whether registered or exempt from registration as such under federal or state law) to any Death Care Trust.

Notwithstanding the foregoing, any Subsidiary that guarantees any Indebtedness or other obligations of the Company under the Credit Facility is not an “Excluded Subsidiary.”

“Existing Credit Facility” means the senior secured credit facility, dated as of May 31, 2018, among Carriage Services, Inc., Bank of America, N.A. as administrative agent, and the financial institutions party thereto as lenders, as amended prior to the date of the Credit Agreement.

“Existing Notes Issue Date” means May 31, 2018.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined reasonably and in good faith by the Company. Any determination that the Fair Market Value of any assets or properties (other than cash or Cash Equivalents) is equal to or greater than $25.0 million shall be made by the Board of Directors of the Company or a duly authorized committee thereof and shall be evidenced by a Board Resolution.

“Foreign Subsidiary” means a Subsidiary that is not organized under the laws of the United States, any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which are in effect as of the Existing Notes Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the applicable provisions of this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor” means: (1) each of the Initial Guarantors and (2) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Note Guarantee is released in accordance with the terms of this Indenture.

“Holder” or “Holders” means a Person in whose name a note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	all Obligations of such Person for borrowed money;

(2)	all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)

all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5)

all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction which is issued in respect of Indebtedness referred to in clauses (1) through (4) above and clause (8) below;

(6)

guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below; provided, however, that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or its Subsidiaries shall only be counted one time in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

(7)

all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8)	all net Swap Obligations of such Person; and

(9)

all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company.

Indebtedness shall not include:

(1)	any liability for foreign, federal, state, local or other taxes;

(2)

any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five Business Days of its incurrence;

(3)

any liability owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(4)	any Indebtedness that is satisfied and discharged or defeased by legal defeasance;

(5)

accrued expenses (other than accrued expenses with respect to Indebtedness described in clauses (1) through (9) of the second preceding paragraph) and trade accounts payable, in each case arising in the ordinary course of business; and

(6)

any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or entities or similar obligations incurred by the specified Person in connection with the acquisition or disposition of assets, including, without limitation, guarantees of such Indebtedness incurred by the Company or its Subsidiaries and guarantees of such Indebtedness by the Company or its Subsidiaries.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Guarantors” means the Subsidiaries of the Company that are guarantors under the Credit Agreement on the Issue Date.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $400.0 million aggregate principal amount of Notes issued by the Company on the date hereof under this Indenture.

“Initial Purchasers” means BofA Securities, Inc., Regions Securities LLC, BBVA Securities Inc., B. Riley Securities, Inc., Barrington Research Associates, Inc., Citizens Capital Markets, Inc., Roth Capital Partners, LLC and Sidoti & Company, LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Insurance Subsidiary” means any Subsidiary the primary business of which is providing insurance for the benefit of the Company or any of its Restricted Subsidiaries.

“Intellectual Property Rights” means collectively, the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights of the Company or a Subsidiary.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Wholly Owned Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

For purposes of Section 4.07 and Section 4.18 hereof:

(1)

“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)

any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Rating” means a rating of Baa3 (or its then equivalent) or better by Moody’s and BBB- (or its then equivalent) or better by S&P (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means May 13, 2021.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of

Indebtedness, Disqualified Capital Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any Restricted Payment requiring irrevocable notice in advance thereof; (4) any asset sale or a disposition excluded from the definition of “Asset Sale”; and (5) a “Change of Control.”

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Maturity Date” means May 15, 2029.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)

out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, and survey, title and recording expenses, transfer taxes and expenses incurred for preparing such asset for sale, and any relocation expenses incurred as a result of the Asset Sale);

(2)

taxes paid or payable, or estimated in good faith to be payable as a result of the Asset Sale, after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)	repayment of Indebtedness that is secured in whole or in part by the property or assets that are the subject of such Asset Sale; and

(4)

appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with the assets or properties sold or the Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee pursuant to this Indenture by each Guarantor of the Company’s obligations under this Indenture and the Notes.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated April 29, 2021, pursuant to which the Notes are being offered to potential purchasers.

“Officer” means, with respect to any Person, any of the following: the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Principal Financial Officer, General Counsel, Senior Vice President, Vice President, Treasurer, Secretary, Assistant Secretary or Assistant Treasurer (including interim officers).

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, chief financial officer, the principal financial officer, the general counsel, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Parent” means any Person of which the Company is or becomes a direct or indirect Subsidiary.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that is equal in right of payment with the Notes or the Note Guarantee of such Guarantor, as applicable.

“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date and businesses are the same, similar or reasonably related, incidental ancilliary or complementary thereto or reasonable extensions thereof.

“Permitted Investments” means:

(1)

Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become after such Investment a Restricted Subsidiary of the Company or that will merge, amalgamate or consolidate into the Company or a Restricted Subsidiary of the Company;

(2)	Investments in the Company by any Restricted Subsidiary of the Company;

(3)	Investments in cash and Cash Equivalents;

(4)

loans and advances to directors, officers and employees of the Company and its Subsidiaries in the ordinary course of business for reasonable and customary business-related purposes not in excess of $10.0 million at any one time outstanding;

(5)	Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6)	additional Investments in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $65.0 million and (y) 6.0% of Consolidated Total Assets;

(7)

Investments received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditors, suppliers or customers or in good faith settlement of delinquent obligations of such trade creditors, suppliers or customers; (y) as a result of the foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title, or (z) as a result of litigation, or other disputes with Persons who are not Affiliates of the Company;

(8)	Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof;

(9)	Investments represented by guarantees that are otherwise permitted under this Indenture;

(10)	Investments the payment for which is Qualified Capital Stock of the Company;

(11)

Investments by the Company consisting of obligations of one or more officers, directors or other employees of the Company or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of the Company so long as no cash is paid by the Company or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(12)

any Investment (y) existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or (z) consisting of any replacement, refinancing, extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted by this Indenture;

(13)	stock, obligations or securities received in satisfaction of judgments;

(14)

advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(15)

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(16)	securities issued by the World Bank or Federal Bank for Reconstruction and Development;

(17)	Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(18)

(i) intercompany advances among the Company and its Subsidiaries arising from their cash management and accounting operations and (ii) intercompany loans, advances, or Indebtedness among the Company and its Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business;

(19)	advances of payroll payments to employees in the ordinary course of business;

(20)	Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business;

(21)	Investments resulting from repurchases of the Notes;

(22)

any Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or similar assets, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(23)	Investments consisting of the licensing or contribution of intellectual property to joint ventures or joint marketing arrangements with other Persons;

(24)

Investments in Death Care Trusts incurred in the ordinary course of business, including to satisfy Obligations to Death Care Trusts for the deposit of funds with respect to customer payments for preneed sales of goods, services or interment rights, to satisfy Obligations to deposit funds with respect to perpetual care or endowed care cemeteries, and Investments to satisfy Obligations to maintain minimum Death Care Trust balances as required by the governing documents of Death Care Trusts or applicable law; and

(25)

Any other Investment (in addition to Investments permitted above under clauses (1) through (24)), so long as, (x) no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (y) after giving pro forma effect to such Investment, the Consolidated Debt Ratio shall be no greater than 3.25 to 1.00.

In determining whether any Investment is a Permitted Investment, the Company may allocate or reallocate all or any portion of an Investment among any of the clauses of this definition and any of the provisions under Section 4.07 hereof.

“Permitted Liens” means the following types of Liens:

(1)

Liens for taxes, assessments or governmental charges or claims either (a) not yet overdue by more than 30 days or (b) which are being contested in good faith and by appropriate proceedings diligently conducted;

(2)

statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen, landlords, banks, employees, employers, construction Liens and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested diligently and in good faith;

(3)

Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, employers’ health tax and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers or to secure the performance of tenders, trade contracts, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (including those to secure health safety and environmental obligations and exclusive of obligations for the payment of borrowed money);

(4)	judgment Liens securing the payment of money (or appeal or other surety bonds relating to such judgments) not giving rise to an Event of Default;

(5)

survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, fiber optic cables and other similar purposes, or zoning or other similar restrictions or minor irregularities of title as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company and its Restricted Subsidiaries taken as a whole or materially impair the operation of the business of the Company and its Restricted Subsidiaries taken as a whole;

(6)

Liens upon specific items of inventory, receivables or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(8)

Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(9)

Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (12) of the definition of “Permitted Indebtedness”; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and the proceeds thereof and (b) the Lien securing such Indebtedness shall be created within 270 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 270 days of such refinancing;

(10)	Liens securing Swap Obligations which Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture

(11)	Liens securing Acquired Indebtedness incurred in accordance with Section 4.09 hereof; provided that:

(a)

such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)

such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary (and subsequent improvements thereto) of the Company and are no more favorable to the lienholders as a whole than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, as determined reasonably and in good faith by the Company;

(12)	Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(13)	leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(14)	banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(15)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(16)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(17)	rights of customers with respect to inventory which arise from deposits and progress payments made in the ordinary course of business;

(18)	additional Liens in an aggregate amount at any time outstanding not to exceed the greater of (A) $60.0 million and (B) 5.0% of Consolidated Total Assets;

(19)	Liens existing as of the Issue Date (other than under the Credit Agreement);

(20)	Liens securing the Notes and the Note Guarantees;

(21)

Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company and Liens on assets of the Company in favor of a Wholly Owned Restricted Subsidiary that is a Guarantor;

(22)	Liens deemed to exist in connection with Investments in repurchase agreements;

(23)	Liens of a collection bank arising under the Uniform Commercial Code, or other applicable law, on items in the course of collection;

(24)

reservations, limitations provisos and conditions expressed in any original grants from any governmental authority or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land or detract from the value thereof;

(25)

the rights reserved to or vested in governmental authorities by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof;

(26)

Liens in favor of public utilities or to any municipalities or governmental authorities or other public authorities when required by such utilities, municipalities or governmental authorities or such other public authorities in connection with the supply of services or utilities to the Company or any of its Subsidiaries;

(27)

Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition permitted under this Indenture (including any letter of intent or purchase agreement with respect to such Investment or disposition) or (B) consisting of an agreement to dispose of any property in a disposition permitted under this Indenture, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(28)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(29)

in the case of Indebtedness permitted under this Indenture issued into escrow, Liens on the proceeds of such Indebtedness and any cash or Cash Equivalents consisting of prefunded interest in respect of such Indebtedness, in each case for so long as such funds remain in escrow;

(30)

Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under this Indenture and that has been incurred without violation of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders, in each case in any material respect, with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any categories of property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(31)	Liens securing existing or future borrowings under Credit Facilities incurred pursuant to clause (2) of the definition of Permitted Indebtedness;

(32)	Liens securing Indebtedness incurred pursuant to clause (18) of the definition of Permitted Indebtedness;

(33)	Liens in favor of a consignor encumbering assets delivered to the Company or a Restricted Subsidiary on consignment in the ordinary course of business;

(34)	dedications of real property and improvements thereon owned by the Company or any Subsidiary for cemetery purposes;

(35)	Liens securing customer rights of interment, entombment, inurnment or other rights to dispose of final remains;

(36)	Liens in favor or the Company or any Restricted Subsidiary; and

(37)

Liens securing cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement relating to any acquisition of Capital Stock or assets not prohibited by this Indenture.

The Company may in its sole discretion divide, classify (or later divide and reclassify) any Lien in any one or more of the above categories, including part of a Lien in one category and the remainder of the Lien in one or more other categories of Permitted Liens.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, or joint venture or other entity, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Agreement” means the Purchase Agreement dated April 29, 2021 by and among the Company, the Initial Guarantors and BofA Securities, Inc., as representative of the several initial purchasers named therein.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Company or any Subsidiary.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, repurchase, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. Additionally, “Refinanced” and “Refinancing” shall have correlative meanings; provided that the principal amount of such Refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, make-whole fees and tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) located at the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter hereunder, and for the purposes of Section 7.01(c)(2) and the proviso in Section 7.05 shall also include any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“S&P” means S&P Global Ratings, or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal (including any sinking fund payment) on any series of Indebtedness, the date on which payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for their payment.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or the Note Guarantee of such Guarantor, as the case may be.

“Subsidiary” with respect to any Person, means:

(1)

any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or through another Subsidiary, by such Person; or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or through another Subsidiary, owned by such Person.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all Indebtedness, liabilities and other obligations, howsoever arising, of the Company or any Restricted Subsidiaries to the counterparties under Swap Agreements of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under Swap Agreements and including any guarantee obligations of the Company or any Restricted Subsidiary in respect thereof.

“Taxes” means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Transactions” means, collectively, (i) the refinancing of the Existing Credit Facility, (ii) the offering of the Initial Notes and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Offering Memorandum and (iii) entering into, and borrowings under, the Credit Agreement.

“Treasury Rate” means, with respect to a redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2024; provided, however, that if the period from such redemption date to May 15, 2024 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture in its capacity as trustee until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” of any Person means:

(1)

any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)	the Company certifies to the Trustee that such designation complies with Section 4.07 hereof; and

(2)

each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary only if:

(1)	immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

(2)	immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.02    Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11
“Alternate Offer”	4.15
“Applicable Premium Deficit”	8.04
“Authentication Order”	2.02

Term	Defined in Section
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Covenant Satisfaction Officers’ Certificate”	6.02
“Directing Holder”	6.02
“DTC”	2.03
“Event of Default”	6.01
“Fixed Amounts”	1.05
“Increased Amount”	4.12
“incur”	4.09
“Incurrence-Based Amounts”	1.05
“Initial Lien”	4.12
“LCT Election”	1.05
“LCT Test Date”	1.05
“Legal Defeasance”	8.02
“Litigation”	6.02
“Net Proceeds Offer”	4.10
“Net Proceeds Offer Payment Date”	4.10
“Noteholder Direction”	6.02
“Paying Agent”	2.03
“Performance References”	1.01
“Permitted Indebtedness”	4.09
“Position Representation”	6.02
“Reference Date”	4.07
“Registrar”	2.03
“Replacement Assets”	4.10
“Restricted Payment”	4.07
“Reversion Date”	4.19
“Second Commitment”	4.10
“Surviving Entity”	5.01
“Suspension Period”	4.19
“USA PATRIOT Act”	12.16
“Verification Covenant”	6.02
“Verification Officers’ Certificate”	6.02

Section 1.03    Rules of Construction.

Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(c)    “or” is not exclusive;

(d)    “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”;

(e)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)    unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture;

(g)    words in the singular include the plural, and words in the plural include the singular;

(h)    all references to $, dollars, cash payments or money refer to United States currency; and

(i)    unless the context requires otherwise, all references to payments of interest on the Notes shall include additional interest, if any, payable in accordance with the terms of Section 4.02 or 6.01.

Section 1.04    Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Company, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04. Notwithstanding anything herein to the contrary, evidence of consents, waivers, demands or other actions with respect to a Global Note shall be sufficient if done in accordance with Applicable Procedures.

(a)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(c)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 1.05    Limited Condition Transactions; Measuring Compliance.

(a)    When calculating the availability under any ratio, test or basket under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such ratio, test or basket and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreement for such Limited Condition Transaction is entered into (or, if applicable, the date of delivery of an declaration of a Restricted Payment or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sales).

For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Total Assets or Consolidated Total Indebtedness of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition

Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes) without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or financial test (including any Consolidated Fixed Charge Coverage Ratio test, Consolidated Debt Ratio test and/or any Consolidated Secured Debt Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or financial test (including any Consolidated Fixed Charge Coverage Ratio test, Consolidated Debt Ratio test and/or any Consolidated Secured Debt Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

ARTICLE II.

THE NOTES

Section 2.01    Form and Dating.

(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto and shall include the Private Placement Legend unless it is removed as contemplated by Section 2.06 hereof. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in any Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

(d)    Additional Notes. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Sections 2.13 and 4.09 hereof.

Section 2.02    Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 in aggregate principal amount and any integral multiples of $1,000 in excess thereof.

Section 2.03    Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)

the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository;

(2)	the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in such names, and issued in any approved denominations, as requested by or on behalf of the Depository to the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events described in clauses (1), (2) or (3) above and pursuant to clause (c) below. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

The Company shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer set forth herein and to the extent required by the Securities Act and any other applicable securities laws. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)

Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the applicable Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)

All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar the applicable certificates prescribed by the succeeding sections and subparagraphs and either:

(A)	both:

(i)

a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)	instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)	both:

(i)

a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)

instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)

Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)

if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)

if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)

if the transferee will take delivery in the form of a beneficial interest in a IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)

Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer or exchange is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred or exchanged.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)

Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events described in clause (1), (2) or (3) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A)

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)

if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)

if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)	if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)

if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)

if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)

Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note upon the occurrence of any of the events described in clause (1), (2) or (3) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A)

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)

if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)

Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events described in clause (1), (2) or (3) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)

Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)

if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)

if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)

if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)	if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)

if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)

if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)

if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note pursuant to Section 2.06(g) hereof.

(2)

Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in the Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)

if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)

if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)

Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of an applicable Unrestricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)

Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)	if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)	if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)

if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)

Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)

if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)

if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Company or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)

Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)	Private Placement Legend.

(A)

Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), IN THE CASE OF

REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN COMPLIANCE WITH REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES OR WILL CONSTITUTE THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH A “PLAN”), OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE INVESTOR IS A PLAN THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (AN “ERISA PLAN”), SUCH INVESTOR WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (I) NONE OF THE COMPANY, INITIAL PURCHASERS, TRUSTEE, OR THEIR RESPECTIVE AFFILIATES, HAS PROVIDED ANY INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE ERISA PLAN (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN THE SECURITIES, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE ERISA PLAN OR THE PLAN FIDUCIARY IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OF THE NOTES; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.”

(B)

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)	Global Note Legend. Each Global Note will bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depository):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(1)

To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)

No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.04 hereof).

(3)	The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)

All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)	Neither the Registrar nor the Company will be required:

(A)	to issue, to register the transfer of or to exchange any Notes for a period of 30 days prior to the mailing of a notice of redemption of Notes to be redeemed;

(B)

to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(C)

to register the transfer of or to exchange any Note (i) selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (ii) that have been tendered and not withdrawn in connection with any Change of Control Offer, Alternate Offer, Net Proceeds Offer or other tender offer; or

(D)	to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered on the Register as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)	The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)

All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Definitive Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, to examine the same to determine substantial compliance as to form with the express requirements hereof and to examine the register to determine the owner of such Note.

None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant or other Person with respect to the accuracy of the records of the Depository or its nominee or of any Participant, with respect to any ownership interest in a Global Note or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depository or its nominee) of any notice (including any notice of redemption) or the payment of any amount (other than the Depository or its nominee), under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the Holders (which shall be the Depository or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depository subject to the Applicable Procedures. The Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, Participants and any beneficial owners. The Trustee and the Agents shall be entitled to deal with the Depository, and any nominee thereof, that is the Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note for the records of any such Depository, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depository and any Participant or between or among the Depository, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or any substantially similar federal, state or local law), the Code, or the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between the Depository and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of such Global Note.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all Notes in accordance with its customary procedures. Upon written request in the form of a Company Order, the Company may direct the Trustee to deliver a certificate of such destruction to the Company. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest. At the Company’s election provided in writing to the Trustee, the Company may pay defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    Issuance of Additional Notes.

The Company shall be entitled, upon delivery of an Officers’ Certificate, Opinion of Counsel and Authentication Order, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price and, if applicable, the initial interest accrual date and the initial interest payment date, subject to compliance with Section 4.09 hereof. The Initial Notes and any Additional Notes issued will be treated as a single class for all purposes under this Indenture, provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information: (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture, (2) the issue price, the date of issuance and the CUSIP number of such Additional Notes and (3) that the issuance of such Additional Notes does not contravene Section 4.09 hereof.

ARTICLE III.

REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least three Business Days prior to the giving of a notice of redemption (unless a shorter time is agreed to by the Trustee), an Officers’ Certificate setting forth:

(1)	the clause of this Indenture pursuant to which the redemption shall occur;

(2)	the redemption date;

(3)	the principal amount of Notes to be redeemed; and

(4)	the redemption price.

If the redemption price is not known at the time such notice is to be given, the redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption (1) in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed (so long as the Trustee has actual knowledge of such listing), (2) if the Notes are not so listed or such exchange prescribes no method of selection, in compliance with the requirements of DTC, or (3) if the Notes are not so listed or such exchange prescribes no method of selection, and the Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, by lot, or by such other method as the Trustee deems appropriate, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

Section 3.03    Notice of Redemption.

At least 15 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or XI hereof.

The notice will identify the Notes to be redeemed and will state:

(1)	the redemption date;

(2)	the redemption price (if then determined and otherwise the method of determination);

(3)

if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued (or transferred by book entry) upon cancellation of the original Note;

(4)	the name and address of the Paying Agent;

(5)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)	that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)	the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least three Business Days prior to the giving of a notice of redemption (unless a shorter time is agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notice of any redemption of the Notes may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived by the Company (in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, except as may be provided in Section 3.03 if any such redemption is subject to any condition precedent, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

The notice of redemption, if sent or mailed in the manner herein provided, shall be conclusively presumed to have been given whether or not the Holder receives such notice. In any case, failure to give such notice shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.05    Deposit of Redemption or Purchase Price.

Prior to 11:00 a.m. Eastern Time (or such later time as may be agreed to by the Paying Agent or Trustee), on any redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on, Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder (or transfer by book-entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07    Optional Redemption.

(a)    At any time prior to May 15, 2024, the Notes will be redeemable, at the Company’s option, in whole or in part from time to time, at a price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(b)    In addition, the Company may redeem the Notes at its option, in whole or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Year	Percentage
2024	102.125%
2025	101.063%
2026 and thereafter	100.000%

(c)    At any time, or from time to time, prior to May 15, 2024 the Company may, at its option, use an amount of cash up to the Net Cash Proceeds of one or more Equity Offerings to redeem, up to 40% of the principal amount of the Notes (including any Additional Notes) outstanding under this Indenture at a redemption price of 104.250% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)

at least 50% of the principal amount of Notes (including any Additional Notes) outstanding under this Indenture remains outstanding immediately after any such redemption (unless all such Notes are redeemed concurrently); and

(2)	the Company makes such redemption not more than 180 days after the consummation of any such Equity Offering.

(d)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(e)    Notwithstanding anything herein to the contrary, in connection with any Change of Control Offer, Alternate Offer, Net Proceeds Offer or other tender offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such Change of Control Offer, Alternate Offer, Net Proceeds Offer or other tender offer and the Company, or any third party making a such Change of Control Offer, Alternate Offer, Net Proceeds Offer or other tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders and Beneficial Holders of the Notes will be deemed to have consented to such offer, and, accordingly, the Company or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such Change of Control Offer, Alternate Offer, Net Proceeds Offer or other tender offer plus, to the extent not included, accrued and unpaid interest, if any, thereon, to, but excluding, such redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Section 3.08    Mandatory Redemption.

Except as described under Section 4.10 and Section 4.15, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV.

COVENANTS

Section 4.01    Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company will pay interest (including post-petition interest in any proceeding or case under any Bankruptcy Law) on overdue principal at the interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding or case under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

The Company will maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for the purpose of service of legal process against the Company.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03    Reports.

(a)    So long as any Notes are outstanding, the Company will furnish to the Trustee, within 15 days after the time periods specified below:

(1)

within 90 days after the end of each fiscal year, all financial information (including audited financial statements) of the Company that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(2)

within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information of the Company that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC; and

(3)	within four Business Days after the occurrence of an event that would be required to be reported on Form 8-K filed or furnished with the SEC if the Company were required to file such reports;

in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below and subject to exceptions consistent with the presentation of information in the Offering Memorandum; provided, that the foregoing shall not obligate the Company to (i) make available any information otherwise required to be included on a Form 8-K regarding the occurrence of any such events if the Company determines in its good faith judgment that such event that would otherwise be required to be disclosed is not material to the Holders of the Notes or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries taken as a whole or (ii) make available copies of any agreements, financial statements or other items that would be required to be filed as exhibits to such report.

(b)    Notwithstanding Section 4.03(a), the Company shall not be required to (i) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained in any report required by clauses (1), (2) and (3) of Section 4.03(a), (ii) provide any information that is not otherwise similar to information currently included in the Offering Memorandum or (iii) provide the type of information contemplated by Rule 3-16 of Regulation S-X with respect to financial statements of affiliates whose securities collateralize certain securities or Rule 3-10 of Regulation S-X with respect to separate financial statements for Guarantors or any financial statements for unconsolidated subsidiaries or 50% or less owned persons contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions. In addition, notwithstanding Section 4.03(a) or the foregoing, the Company will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified in Section 4.03(a) and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time (but without regard to the date on which such report was due) and any Default with respect thereto shall be deemed to have been cured. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)    At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries or Excluded Subsidiaries and the assets or operations of such Unrestricted Subsidiaries and Excluded Subsidiaries taken as a whole are material to the assets or operations of the Company and all of its Subsidiaries taken as a whole, then the annual and quarterly financial information required by Section 4.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d)    Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to this Section 4.03, the Company shall also post copies of such information required by this Section 4.03 on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to the Trustee and the Holders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or Non-U.S. persons that certify their status as such to the reasonable satisfaction of the Company), and securities analysts and market making financial institutions that are reasonably satisfactory to the Company.

(e)    The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicity available and accessible electronically. Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, whether the Company has complied with its filing or reporting obligations with the SEC or EDGAR or on any website required under this Indenture.

(f)    Notwithstanding anything to the contrary set forth in this Section 4.03, if the Company has furnished or filed the reports or other information described in this Section 4.03 with respect to the Company with the SEC via EDGAR (or any successor reporting system of the SEC), the Company shall be deemed to be in compliance with the provisions of this Section 4.03.

Section 4.04    Compliance Certificate.

(a)    The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ended after the Issue Date, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has complied with this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company has complied with this Indenture and no Default or Event of Default has occurred during such period (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)    So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 15 Business Days after an Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

The Company will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

(a)    The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)

purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Parent or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than Disqualified Capital Stock within 365 days of the Stated Maturity thereof);

(3)

make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, earlier than one year prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than Subordinated Indebtedness held by the Company or any of its Restricted Subsidiaries); or

(4)	make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto,

(i)	a Default or an Event of Default shall have occurred and be continuing;

(ii)	the Company is not able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.09(a); or

(iii)

the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made on or subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum, without duplication, of:

(v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned on or after the first day of the fiscal quarter of the Company in which the Issue Date occurs and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(w) 100% of the aggregate net cash proceeds and the fair market value of readily marketable securities or other property received by the Company from any Person (other than a Subsidiary of the Company) from (i) the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or (ii) from the issue and sale subsequent to the Issue Date and on or prior to the Reference Date of Disqualified Capital Stock or convertible or exchangeable debt securities of the Company, in the case of this clause (ii), that has been converted into or exchanged for Qualified Capital Stock; plus

(x) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds and fair market value of readily marketable securities or other property, of any equity contribution received by the Company subsequent to the Issue Date (excluding, in the case of clause (iii)(w) of this Section 4.07 and this clause (x), any such net cash proceeds to the extent used to (i) redeem the Notes in compliance with Section 3.07(c) or (2) to make a Restricted Payment pursuant to clauses (2) or (3) of the immediately succeeding paragraph); plus

(y) the sum of:

(1) the aggregate amount in cash and fair market value of other property returned on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends, by merger, consolidation amalgamation or other distribution, payment, sale or transfer;

(2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries subsequent to the Issue Date from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company); and

(3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (except to the extent the Investment constituted a Permitted Investment), the fair market value of such Subsidiary;

provided, however, that the sum of subclauses (y)(1), (y)(2) and (y)(3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date; plus

(z) $100.0 million.

(b)    Notwithstanding the foregoing, the provisions set forth in Section 4.07(a) do not prohibit:

(1)

the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or distribution or giving of the redemption notice, as the case may be, if the dividend, distribution or redemption payment would have been permitted on the date of declaration or giving of the redemption notice;

(2)

if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company with a sale being deemed to be substantially concurrent if the applicable Restricted Payment occurs within 60 days thereof;

(3)

if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Subordinated Indebtedness, the acquisition of Disqualified Capital Stock, or the making of any other Restricted Payment, in each case, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) in exchange for, or by conversion into, or through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company), of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4)

if no Default or Event of Default shall have occurred and be continuing, repurchases, redemptions or other acquisitions by the Company of Common Stock of the Company (or options, warrants or other rights to purchase such Common Stock) from present, future or former directors, officers, employees and consultants of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers, employees or consultants, in an aggregate amount not to exceed the sum of (x) $10.0 million in any fiscal year and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (4) in prior fiscal years; provided that no more than $20.0 million may be carried forward to any succeeding fiscal year; provided, further, however, that such amount in any fiscal year may be increased by an amount not to exceed:

(A)

the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Stock of the Company to present, future or former directors, officers, employees or consultants of the Company or its Restricted Subsidiaries subsequent to the Issue Date (provided that the amount of cash proceeds utilized for any such repurchase, redemption or other acquisition or dividend will not increase the amount available for Restricted Payments under clause (4)(iii) of Section 4.07(a)); plus

(B)	the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date;

provided that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiary from any present, future or former directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5)

if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an amount not to exceed the greater of (i) $65.0 million or (ii) 6.0% of Consolidated Total Assets;

(6)

additional Restricted Payments; provided, however, that (i) after giving pro forma effect to any such Restricted Payment, the Consolidated Debt Ratio shall be less than or equal to 3.0 to 1.00 and (ii) no Default or Event of Default shall have occurred and be continuing;

(7)

in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or any Guarantor, in each case at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness, plus accrued and unpaid interest thereon; provided, however, that prior to, or concurrently with, such payment, purchase, redemption, defeasance or other acquisition or retirement, the

Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer (if so required by this Indenture) with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(8)

in the event of an Asset Sale that requires the Company to offer to repurchase Notes pursuant to Section 4.10, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or any Guarantor, in each case at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness, plus accrued and unpaid interest thereon; provided, however, that (A) prior to, or concurrently with, such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an offer (if so required by this Indenture) with respect to the Notes pursuant to Section 4.10 and has repurchased all Notes validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Indebtedness may not exceed the amount of the Net Cash Proceeds remaining after the Company has complied with Section 4.10(a)(3);

(9)

repurchases, redemption, retirement or other acquisition for value of Common Stock deemed to occur upon the exercise of stock options, warrants, rights or other Equity Interests if the Common Stock represents a portion of the exercise price thereof or withholding taxes payable in connection with the exercise thereof;

(10)

payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with an amalgamation, consolidation, merger or transfer of assets that complies with the provisions of this Indenture;

(11)

the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Company or in connection with a share dividend, distribution, share split or reverse share split, amalgamation, consolidation or merger;

(12)	the payment of cash dividends in an aggregate amount not to exceed in any fiscal year the greater of (A) $20.0 million or (B) 20% of Consolidated EBITDA; and

(13)

the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (including the payment of any required premium and any fees and expenses incurred in connection with such repurchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness.

In determining the aggregate amount of Restricted Payments made on or subsequent to the Issue Date in accordance with Section 4.07(a)(iii), amounts expended pursuant to Section 4.07(b)(1) shall be included in such calculation.

For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 4.07(b)(1) through (13) above, or is entitled to be incurred pursuant to Section 4.07(a), the Company will be entitled to divide, classify or re-classify (based on circumstances existing on the date of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this Section 4.07 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or Section 4.07(a).

Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)	pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company.

(b)    The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)	applicable law, rule, regulation, decree, order, license, permit or similar restriction;

(2)	the Notes, any Additional Notes and the related Note Guarantees and this Indenture;

(3)	customary subletting and non-assignment provisions of any lease or other contract of the Company or any Restricted Subsidiary of the Company;

(4)

any agreement or instrument (including those governing Indebtedness (including Acquired Indebtedness) or Capital Stock) of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, or the Equity Interests of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of an Officer of the Company, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;

(5)	contractual encumbrances or restrictions in effect on the Issue Date;

(6)

the Credit Facility and any related documentation or an agreement governing other Indebtedness permitted to be incurred under this Indenture; provided that, with respect to any agreement governing such other Indebtedness, the provisions relating to such encumbrance or restriction, taken as a whole, are not materially less favorable to the Company as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Credit Facility or this Indenture as in effect on the Issue Date;

(7)	restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(8)	restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(9)	encumbrances or restrictions arising under deferred compensation arrangements or any “rabbi trust” formed in connection with any such arrangement;

(10)	restrictions on cash or Cash Equivalents or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(11)

customary provisions in joint venture agreements, partnership agreements, limited liability company agreements and other similar agreements (in each case relating solely to the respective joint venture, partnership, limited liability company or similar entity or the equity interests therein) entered into in the ordinary course of business;

(12)	agreements evidencing Indebtedness of a Restricted Subsidiary that is not a Guarantor that is permitted under this Indenture for so long as such Restricted Subsidiary is not a Guarantor;

(13)	customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted under this Indenture;

(14)	customary restrictions arising in connection with cash or other deposits in connection with Liens permitted under this Indenture; and

(15)

any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings of those agreements, instruments or obligations referred to in clauses (2) and (4) through (14) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreements, taken as a whole, are not materially less favorable to the Company as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (2) and (4) through (14) above.

Nothing contained in this Section 4.08 shall prevent the Company or any of its Restricted Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.12 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Section 4.09    Incurrence of Additional Indebtedness.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness); provided, however, that, the Company and the Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.0; provided, further, that any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may not incur Indebtedness under this paragraph if, after giving pro forma effect to such incurrence (including a pro forma application of the net proceeds therefrom), the aggregate principal amount of Indebtedness of such non-Guarantor Subsidiary outstanding under this paragraph at such time would exceed the greater of (A) $35.0 million or (B) 30% of Consolidated EBITDA for the Applicable Measurement Period.

(b)    The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)	Indebtedness under the Notes issued on the Issue Date (including the related Note Guarantees);

(2)

Indebtedness incurred pursuant to Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $275.0 million and (b) an amount such that, on a pro forma basis after giving effect to the incurrence of such Indebtedness (and application of the net proceeds therefrom), the Consolidated Secured Debt Ratio would be no greater than 2.25 to 1.0; provided that, solely for purposes of determining the amount of Indebtedness that may be incurred under clause (2)(b), all Indebtedness incurred under this clause (2) shall be treated as Indebtedness secured by Liens (whether or not is it so secured);

(3)

Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness under clause (1) and (2) of this Section 4.09(b)) (including any amendments or replacements thereof that do not increase the principal amount);

(4)

Swap Obligations of the Company or any of its Restricted Subsidiaries; provided, however, that such Swap Obligations are entered into for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Company or such Restricted Subsidiary, or changes in the value of securities issued or held by the Company or such Restricted Subsidiary or held by Death Care Trusts, and in each case, not entered into for purposes of speculation;

(5)	Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary of the Company owing to and held by the

Company or any other Restricted Subsidiary of the Company; provided, however, that: (a) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other the Company or a Restricted Subsidiary of the Company, and (b) any sale or other transfer (excluding Permitted Liens) of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to be the incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted by this clause (5);

(6)

(a) obligations pursuant to any cash management agreement and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and (b) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(7)

Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit, pledges or deposits for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with health, disability or other employee benefits or property, casualty or life insurance or self-insurance, the purchase of goods or other requirements in the ordinary course of business;

(8)

Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with Section 4.17 to the extent applicable;

(9)

Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10)

Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, earn-outs, hold backs, incentives, non-competes, consulting, indemnities or obligations (contingent or other) in respect of purchase price adjustments or other indemnities in connection with the acquisition or disposition of assets or Capital Stock;

(11)

Indebtedness of (x) the Company or any Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or amalgamated or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, merger, amalgamation or consolidation, either: (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or (b) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would not be lower than immediately prior to such acquisition, merger, amalgamation or consolidation; provided, further, that any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may not incur Indebtedness under clause (x) of this clause (11) if, after giving pro forma effect to such incurrence (including a pro forma application of the net proceeds therefrom), the aggregate principal amount of Indebtedness of such non-Guarantor Subsidiary outstanding under clause (x) of this clause (11) at such time would exceed the greater of (A) $35.0 million or (B) 35% of Consolidated EBITDA for the Applicable Measurement Period;

(12)

Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding, including any Refinancing Indebtedness in respect thereof, not to exceed the greater of (A) $35.0 million or (B) 35% of Consolidated EBITDA for the Applicable Measurement Period;

(13)

Indebtedness of the Company evidenced by commercial paper issued by the Company; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to clause (2) of this Section 4.09(b) and this clause (13) does not exceed the maximum amount of Indebtedness permitted under clause (2) of this Section 4.09(b);

(14)	Refinancing Indebtedness in respect of Indebtedness described in clauses (1), (3), (4), (10), (11), (12) and (17) of this Section 4.09(b) and this clause (14);

(15)

Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not to exceed the greater of $30.0 million or 10% of such Foreign Subsidiary’s consolidated total assets;

(16)

Subordinated Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed the greater of $35.0 million and 35% of Consolidated EBITDA for the Applicable Measurement Period;

(17)

Indebtedness to customers incurred in the ordinary course of business, including with respect to Obligations for deferred delivery of goods, services or interment rights, and Obligations for refunds of customer deposits and preneed payments pursuant to the terms of customer contracts or applicable law;

(18)

Indebtedness to Death Care Trusts incurred in the ordinary course of business, including Obligations to Death Care Trusts for the deposit of funds with respect to customer payments for preneed sales of goods, services or interment rights, Obligations to deposit funds with respect to perpetual care or endowed care cemeteries, and Obligations to maintain minimum Death Care Trust balances as required by the governing documents of Death Care Trusts or applicable law;

(19)

Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to present, future or former directors, officers, employees and consultants of the Company or any of its Subsidiaries or their authorized representatives, in each case to finance the repurchase, redemption or other acquisition by the Company of Common Stock of the Company to the extent permitted by Section 4.07(b)(4);

(20)

Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

(21)

additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount at any time outstanding, including any Refinancing Indebtedness in respect thereof, not to exceed the greater of (A) $70.0 million and (B) 60% of Consolidated EBITDA for the Applicable Measurement Period.

For purposes of determining any particular amount of Indebtedness under this Section 4.09, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.09, in the event that all or a portion of an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (21) of Section 4.09(b) or is permitted to be incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, divide, classify (or later reclassify) such item or portion of such item of Indebtedness in any manner that complies with this Section 4.09, including under Section 4.09(a) if such reclassified Indebtedness could then be incurred under such test, except that Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to have been incurred on the Issue Date under Section 4.09(b)(2) and may not be reclassified. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Section 4.09.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 4.09, the Company shall be in default of this Section 4.09).

In the event that the Company or a Restricted Subsidiary (x) incurs Indebtedness to finance an acquisition or (y) assumes Indebtedness of Persons that are acquired by the Company or any Restricted Subsidiary or merged into, or consolidated, amalgamated or combined with, the Company or a Restricted Subsidiary in accordance with the terms of this Indenture, the date of determination of the Consolidated Fixed Charge Coverage Ratio or Consolidated EBITDA, as applicable, shall, at the option of the Company, be the date that a definitive agreement for such acquisition is entered into and the Consolidated Fixed Charge Coverage Ratio or Consolidated EBITDA, as applicable, shall be calculated giving pro forma effect to such acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) consistent with the definition of the Consolidated Fixed Charge Coverage Ratio or Consolidated EBITDA, as applicable, and, for the avoidance of doubt, (A) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in the Consolidated Adjusted EBITDA of the Company or the target company) at or prior to the consummation of the relevant acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether such acquisition and any related transactions are permitted under this Indenture and (B) such ratios shall not be tested at the time of consummation of such acquisition or related transactions; provided that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, (i) any such transaction shall be deemed to have occurred on the date the definitive agreement is entered into and to be outstanding thereafter for purposes of calculating any ratios under this Indenture after the date of such agreement and before the earlier of the date of consummation of such acquisition or the date such agreement is terminated or expires without consummation of such acquisition and (ii) to the extent any covenant baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Consolidated EBITDA for purposes of other incurrences of Indebtedness or Liens or making of Restricted Payments (not related to such acquisition) shall not reflect such acquisition until it has been consummated.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, and the amount of such debt will not be deemed to change as a result of fluctuations in currency exchange rates after such date of incurrence or commitment; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(c)    The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Note Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10    Asset Sales.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)

the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at or prior to the time of such Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors if the fair market value is $25.0 million or more);

(2)

at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at or prior to the time of such disposition. For purposes of this clause (2), each of the following shall be deemed to be cash:

(A)

(i) any liabilities, as reflected in the most recent consolidated balance sheet (or in the notes thereto) of the Company or any Restricted Subsidiary (or would be reflected on such consolidated balance sheet (or in the notes thereto) as of the date of such Asset Sale), other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee or (ii) any guarantees of Indebtedness of Persons other than the Company or any Restricted Subsidiary, in each case, that are assumed by the Person acquiring such assets to the extent that the Company and its Restricted Subsidiaries have no further liability with respect to such liabilities;

(B)

any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 270 days after receipt; and

(C)

any Designated Non-Cash Consideration received by the Company or its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, in the aggregate, not to exceed the greater of $30.0 million and 3.0% of Consolidated Total Assets at the time of receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration measured at the time received and without giving effect to subsequent changes in value;

(3)

upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(A)

to (x) repay Indebtedness of the Company and its Restricted Subsidiaries under any Credit Facility and in the case of any such Indebtedness under any revolving credit facility effect a permanent reduction in the availability under such revolving credit facility (provided, however, that, if there shall not be any term loan indebtedness outstanding under any Credit Facility, in the case of such Indebtedness under any revolving credit facility such prepayment shall not be required to effect a permanent reduction in the availability under such revolving credit facility), (y) repay or reduce Indebtedness of a Restricted Subsidiary of the Company that does not guarantee the Notes or (z) repay indebtedness secured in whole or in part by the assets or Capital Stock sold in such Asset Sale;

(B)

to acquire or make an investment in properties or assets that replace the properties and assets that were the subject of such Asset Sale or make an investment in properties or assets (including Capital Stock) that will be used or are useful, in the good faith judgment of the Board of Directors of the Company, in the business of the Company and its Restricted Subsidiaries as they are engaged in on the Issue Date or in businesses reasonably related, incidental, ancillary or complimentary thereto (“Replacement Assets”) or to make capital expenditures with respect to properties or assets that are used in or will be used in the business of the Company or any Restricted Subsidiary; provided that, in the case of this clause (B), a binding commitment within 365 days of the date of the receipt of such Net Cash Proceeds shall be treated as a permanent application of the Net Cash Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event that any Acceptable Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, the Company or such other Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute part of the Net Proceeds Offer Amount if not otherwise applied as provided above within 365 days of the receipt of such Net Cash Proceeds; or

(C)	a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B).

(b)    Subject to Section 4.10(c), if any Net Cash Proceeds have not been applied as provided in clauses (3)(A), (3)(B) and (3)(C) of Section 4.10(a) within the applicable time period or the last provision of this sentence, such Net Cash Proceeds shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to holders of such Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the date that triggered the Company’s obligation to make such Net Proceeds Offer, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable) of the Notes and Pari Passu Indebtedness on the date the Net Proceeds Offer is made, the maximum amount (or accreted value, as applicable) of Notes and Pari Passu Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10.

(c)    The Company may make a Net Proceeds Offer at any time and from time to time in advance of its obligation to make a Net Proceeds Offer pursuant to Section 4.10(b). The Company may also defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph). Upon completion of each Net Proceeds Offer, the amount of unutilized Net Proceeds Offer amount will be reset at zero.

(d)    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the Surviving Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10 and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

(e)    Notwithstanding Sections 4.10(a) and 4.10(b), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such sections to the extent that:

(1)	at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

(2)

such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this Section 4.10(e) shall constitute Net Cash Proceeds subject to the provisions of Sections 4.10(a) and 4.10(b).

(f)    Each Net Proceeds Offer will be sent to the record Holders as shown on the register of Holders within 25 days following the date triggering the Company obligation to make such Net Proceeds Offer, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $2,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the pro rata portion of the Net Proceeds Offer Amount applicable to the Notes, the tendered Notes will be purchased in accordance with the Applicable Procedures if the Notes are in global form or, if there are no such Applicable Procedures, on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of at least 20 Business Days or such longer period as may be required by law.

(g)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11    Transactions with Affiliates.

(a)    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate value in excess of $10.0 million (each an “Affiliate Transaction”), other than:

(1)	Affiliate Transactions permitted under Section 4.11(b); and

(2)

Affiliate Transactions on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

If any such Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) (x) involves aggregate payments or other property with a Fair Market Value in excess of $10.0 million but less than or equal to $25.0 million, the Company or such Restricted Subsidiary, as the case may be, shall file with the Trustee an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and (y) involves aggregate payments or other property with a Fair Market Value in excess of $25.0 million, the Company or such Restricted Subsidiary, as the case may be, shall file with the Trustee a resolution of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary.

(b)    The restrictions set forth in Section 4.11(a) shall not apply to:

(1)

indemnification, employment, consultancy, advisory, services or separation agreements or arrangements, compensation plans and benefit plans or arrangements and any transactions contemplated by any of the foregoing, including equity awards, equity options, equity appreciation awards, the payment of compensation, fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses, in each case, in respect of or provided on behalf of, existing, future or former directors, officers, consultants or employees of the Company or any Restricted Subsidiary (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees) as determined in good faith by the Company’s Board of Directors or senior management;

(2)

transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries (including any entity that becomes a Restricted Subsidiary of the Company as a result of such transaction);

(3)

(A) any agreement or arrangement as in effect as of the Issue Date (or transactions pursuant thereto), (B) any other agreements or arrangements pursuant to or in connection with the Transactions or (C) any amendment, modification or supplement to the agreements referenced in clause (A) or (B) of this Section 4.11(b)(3) or any replacement thereof, so long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced, are not materially more disadvantageous to the Company when taken as a whole compared to the applicable agreements or arrangements as in effect on the Issue

Date or as described in the Offering Memorandum, as applicable, as determined in good faith by an Officer of the Company or the Company’s Board of Directors;

(4)	Restricted Payments or Permitted Investments not prohibited by this Indenture;

(5)

transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms not materially less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(6)

issuances or sales of Capital Stock (other than Disqualified Capital Stock) of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(7)

transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a)(2);

(8)

payments to or the receipt of payments from, and the entry into and the consummation of transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Company and the Restricted Subsidiaries in such joint venture) to the extent otherwise permitted by this Indenture, so long as such payments or transactions are on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction;

(9)	the Transactions and the payment of all fees, expenses, bonuses and awards related thereto;

(10)	transactions with a Person that is an Affiliate of the Company solely because the Company or one of its Restricted Subsidiaries owns an equity interest in such Person;

(11)	the pledge of Equity Interests of Unrestricted Subsidiaries, Excluded Subsidiaries or joint ventures to support the indebtedness thereof;

(12)

transactions between the Company or any Restricted Subsidiary of the Company and any Person, a director of which is also a director of the Company; provided, that such director abstains from voting as a director of the Company on any matter involving such other Person;

(13)	transactions with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(14)	payments by the Company (or any other direct or indirect parent of the Company) or any of its Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement;

(15)	transactions between or among the Company and any Unrestricted Subsidiary or Excluded Subsidiary; and

(16)	transactions permitted by, and complying with, Section 5.01 hereof.

Section 4.12    Liens.

(a)    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property, assets or revenues of the Company or any of its Restricted Subsidiaries (other than Permitted Liens) (such Lien, the “Initial Lien”), whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1)	in the case of Liens securing Subordinated Indebtedness, the Notes or the Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)	in all other cases, the Notes or Note Guarantees, as the case may be, are equally and ratably secured.

(b)    Any Lien created for the benefit of the Holders of the Notes pursuant to Section 4.12(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(c)    For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in clauses (1) through (37) of the definition of “Permitted Liens” or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness meets the criteria of one or more of the categories of permitted Liens described in clauses (1) through (37) of the definition of “Permitted Liens” or pursuant to Section 4.12(a), the Company shall, in its sole discretion, divide, classify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses or pursuant to Section 4.12(a).

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in subclause (4) of the first paragraph of the definition of “Indebtedness.”

Section 4.13    Conduct of Business.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses other than a Permitted Business, except to such extent as would not, as determined in good faith by the Company’s Board of Directors, be material to the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.14    Corporate Existence.

Subject to Article V hereof, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:

(A)	its corporate existence in accordance with its organizational documents (as the same may be amended from time to time); and

(B)	the rights (charter and statutory) of the Company;

provided, however, that the Company shall not be required to preserve any such right if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 4.15    Offer to Repurchase Upon Change of Control.

(a)    Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”), at a purchase price (the “Change of Control Payment”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is prior to the Change of Control Payment Date).

Within 30 days following the date upon which the Change of Control occurred (or prior to the Change of Control if a definitive agreement for the Change of Control is in place), the Company shall send a written notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1)	that the Change of Control Offer is being made pursuant to this Section 4.15;

(2)

the purchase price and the purchase date, which (unless otherwise required by law) shall be no earlier than 20 Business Days and no later than 90 days from the date such notice is sent (the “Change of Control Payment Date”);

(3)	that any Note not tendered will continue to accrue interest in accordance with this Indenture;

(4)

that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Trustee at the address specified in the notice (or, if a Global Note, by following the Applicable Procedures) prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that Holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)

that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)    On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will promptly deliver (but in any case not later than three Business Days after the Change of Control Payment Date) to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)    Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) a notice of redemption has been given for all of the Notes pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied, (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the purchase price for a Change of Control Offer and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer or (4) the Notes have been satisfied and discharged in accordance with Section 11.01.

(d)    Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. In such a case, the related notice shall describe such condition, and if applicable, shall state that, in the Company’s discretion, the purchase date may be delayed until such time as such condition shall be satisfied, or such purchase may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the purchase date, or by the purchase date as so delayed. The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 20 Business Days nor later than 90 days from the date the Change of Control Offer notice is sent as described in Section 4.15(a) above.

Section 4.16    Preferred Stock of Restricted Subsidiaries.

The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

Section 4.17    Additional Subsidiary Note Guarantees.

If any existing or future Restricted Subsidiary of the Company that is not already a Guarantor shall guarantee any Indebtedness of the Company or a Guarantor under (i) a Credit Facility or (ii) Capital Markets Indebtedness, in either case, in an aggregate principal amount exceeding $100.0 million, then the Company shall cause such Restricted Subsidiary to:

(1)

execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

(2)

deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel that contains the statements set forth in Section 12.03 and that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that such supplemental indenture complies with the applicable provisions of this Indenture.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until such Restricted Subsidiary is released from its Note Guarantee as provided in this Indenture.

Any Excluded Subsidiary need not become a Guarantor under this Indenture for so long as it remains an Excluded Subsidiary.

The form of such supplemental indenture is attached as Exhibit E hereto.

Section 4.18    Designation of Restricted and Unrestricted Subsidiaries.

The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or a Permitted Investment under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. The designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by an Officers’ Certificate certifying that such designation complies with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant.

The Company may at any time redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the Applicable Measurement Period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Company shall be evidenced to the Trustee by an Officers’ Certificate certifying that such designation complies with the preceding conditions.

Section 4.19    Changes in Covenants When Notes Rated Investment Grade.

Beginning on the date following the Issue Date that:

(1)	the Notes have an Investment Grade Rating; and

(2)	no Default or Event of Default shall have occurred and be continuing,

and ending on the date (the “Reversion Date”) that either Rating Agency ceases to have an Investment Grade Rating on the Notes (such period of time, the “Suspension Period”), the following Sections of this Indenture will no longer be applicable to the Notes:

(1)	Section 4.09 (Incurrence of Additional Indebtedness);

(2)	Section 4.07 (Restricted Payments);

(3)	Section 4.10 (Asset Sales);

(4)	Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);

(5)	Section 5.01(a)(2) (Merger, Consolidation and Sale of Assets);

(6)	Section 4.11 (Limitations on Transactions with Affiliates); and

(7)	Section 4.17 (Additional Subsidiary Note Guarantees).

During a Suspension Period, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period, and, following the Reversion Date, such designation shall be deemed to have created an Investment or a Permitted Investment pursuant to the first paragraph of Section 4.18.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to and permitted under Section 4.09(a) or one of the clauses set forth in Section 4.09(b) (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be permitted to be incurred pursuant to Section 4.09(a) or any of the clauses set forth in Section 4.09(b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Indebtedness under Section 4.09(b)(3) and permitted to be refinanced under Section 4.09(b)(14). All Liens and Investments in existence on the Reversion Date will be deemed to have been outstanding on the Issue Date. For purposes of Section 4.10, on the Reversion Date, the amount of unutilized Net Proceeds Offer amount will be reset to zero.

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect during the entire period of time after the Issue Date (including the Suspension Period) and all Restricted Payments made during the Suspension Period not otherwise permitted pursuant to Section 4.07(b) will not constitute a Default or Event of Default but will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(iii), but not below zero. In addition, for purposes of Section 4.11, all agreements, arrangements and transactions entered into by the Company or any of its Restricted Subsidiaries with an Affiliate of the Company during the applicable Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 4.08, all contracts entered into during the applicable Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with such covenants during the Suspension Period or at the time such covenants are reinstated.

The Company shall give the Trustee written notice of the start of any Suspension Period and in any event not later than five (5) Business Days after such Suspension Period has begun. The Company shall give the Trustee written notice of any occurrence of a Reversion Date not later than five (5) Business Days after such Reversion Date. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve an Investment Grade Rating or of any Suspension Period or Reversion Date.

ARTICLE V.

SUCCESSORS

Section 5.01    Merger, Consolidation and Sale of Assets.

(a)    The Company will not, in a single transaction or series of related transactions, amalgamate, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

(1)	either:

(A)	the Company shall be the surviving or continuing corporation; or

(B)

the Person (if other than the Company) formed by such consolidation or into which the Company is amalgamated, merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i)

shall be an entity organized or validly existing under the laws of the United States or any State or territory thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the Notes is a corporation shall be an entity organized or validly existing under the laws of the United States or any State or territory thereof or the District of Columbia; and

(ii)

shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(2)

immediately after giving effect to such transaction and the assumption contemplated by Section 5.01(a)(1)(B)(ii) (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) would be able to incur at least $1.00 of additional Indebtedness pursuant to the Section 4.09(a) or (b) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would not be lower than it was immediately prior to such transaction;

(3)

immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 5.01(a)(1)(B)(ii) above, if applicable (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)

the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b)    Any amalgamation, merger or consolidation of, or sale, assignment, transfer, lease, conveyance or other disposition of assets by, a Guarantor with the Company (with the Company being the surviving entity in case of an amalgamation, merger of consolidation) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with Section 5.01(a)(4).

Section 5.02    Successor Corporation Substituted.

Upon any amalgamation, consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is amalgamated, merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such amalgamation, consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter the predecessor Person shall be released and discharged of all obligations and covenants under this Indenture and the Notes; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof and, provided further, all such financial information and reports required by this Indenture shall be provided by and for such successor Person.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

(a)    Each of the following is an “Event of Default”:

(1)	the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)

the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase);

(3)	failure by the Company for 120 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with Section 4.03;

(4)

a default in the observance or performance of any other covenants or agreements which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except, in the case of a default with respect to Section 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(5)

the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than Indebtedness owing to the Company or any Restricted Subsidiary), or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled, waived or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $10.0 million or more at any time;

(6)

one or more final judgments in an aggregate amount of $10.0 million or more (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers, to the extent such coverage has not been denied) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(7)

the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(A)	commences a voluntary case or proceeding,

(B)	consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C)

consents to the appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official of it or for all or substantially all of its property,

(D)	makes a general assignment for the benefit of its creditors, or

(E)	generally is not paying its debts as they become due;

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)

is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding;

(B)

appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)

orders the liquidation or winding up of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree is not reversed or dismissed and remains unstayed and in effect for 60 consecutive days; or

(9)

any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Note Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Note Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

(b)    The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless a written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any Holder.

Section 6.02    Acceleration.

(a)    If an Event of Default (other than an Event of Default specified in Section 6.01(a)(7) or 6.01(a)(8) with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company (and the Trustee, if given by the Holders) specifying the applicable Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

(b)    Any notice of Default, Acceleration Notice or instruction to the Trustee to provide a notice of Default, Acceleration Notice or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee and such beneficial owner shall provide proof of its holdings in a manner satisfactory to the Trustee. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder providing such Noteholder Direction was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation (“Litigation”), and seeking to invalidate any Default or Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officers’ Certificate has been provided to the Trustee, the Trustee shall take no further action pursuant to the related Noteholder Direction until it receives written notice of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Officers’ Certificate”), the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant and the Trustee shall take no further action pursuant to the related Noteholder Direction until the Company provides a subsequent Officers’ Certificate to the Trustee that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officers’ Certificate”). The Company shall promptly deliver a Covenant Satisfaction Officer’s Certificate following satisfaction by the applicable Directing Holder of its Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, any related acceleration, rescinded and voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default, shall not be permitted to act thereon and shall be restricted from accepting and acting on any future Noteholder Direction in relation to such Default or Event of Default. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Company (as described above).

(c)    If an Event of Default specified in Section 6.01(a)(7) or 6.01(a)(8) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(d)    At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a) or 6.02(b), the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and cancel such declaration and its consequences by written notice to the Trustee and the Company:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if the Company has paid the Trustee compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)

in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(a)(6), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Net Shorts or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise filing to act in accordance with a Noteholder Direction during the pendency of any Litigation or a Noteholder Direction after a Verification Covenant Officers’ Certificate has been provided to it but prior to receive of a Covenant Satisfaction Officers’ Certificate. The Trustee shall not have any liability or responsibility to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement. The Trustee shall have no obligation to (i) monitor, investigate, verify or otherwise determine if a Holder has a Net Short position, (ii) inquire if the Company will seek action to determine if a Directing Holder has breached its Position Representation, (iii) monitor any court proceedings undertaken in connection therewith or (iv) monitor or investigate whether any Default or Event of Default has been publicly reported.

Each Holder, by accepting a Note, acknowledges and agrees that the Trustee (and any agent) shall not be liable to any party for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder Direction, (iii) any Officers’ Certificate or (iv) its duties under this Indenture.

Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase) and rescind any acceleration and its consequences with respect to the Notes issued under this Indenture and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default specified in Section 6.01(a)(5), such Event of Default and all consequences thereof shall be annulled, waived and rescinded automatically without any action by the Trustee or the Holders if within 20 days after such Event of Default arose if: (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or (3) a default that is the basis for such Event of Default has been cured.

Section 6.05    Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided, however, that the Trustee shall not be deemed to have an affirmative duty to determine whether any such direction is prejudicial to any Holder. The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense caused by taking such action.

Section 6.06    Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

Section 6.07    Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:    to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:    to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII.

TRUSTEE

Section 7.01    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of willful misconduct or gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether they conform to the requirements set forth in this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)    The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)	this sub-section (c) does not limit the effect of the remainder of this Section 7.01;

(2)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent or engaged in willful misconduct in ascertaining the pertinent facts; and

(3)

the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof, or exercising any trust or power conferred upon the Trustee under this Indenture absent gross negligence or willful misconduct.

(d)    All monies received by the Trustee shall, until delivered to the applicable Holders as herein provided, be held in trust in a non-interest bearing account for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(f)    Whether herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII, and the provisions of this Article VII shall apply to the Trustee, Registrar and Paying Agent.

(g)    The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default, other than a failure by the Company to make any payment hereunder when due, unless (i) written notice of such Default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture or (ii) a Responsible Officer shall have actual knowledge thereof.

Section 7.02    Rights of Trustee.

(a)    The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)    Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.03) at the direction of the Company, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel and may conclusively rely upon such Officers’ Certificate or Opinion of Counsel.

(c)    The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care hereunder.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)    The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in accordance with such Section.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar and Paying Agents.

(i)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)    Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(k)    Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Authentication Order or any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Section 7.03    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05    Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer, the Trustee shall mail to each Holder written notice of such Default or Event of Default within 90 days after it occurs, or if later, a Trustee Officer has actual knowledge of such Default or Event of Default; provided that except in the case of a Default described in Section 6.01(a)(1) or Section 6.01(a)(2), the Trustee may withhold the notice (except in payment on the Notes) if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06    Compensation and Indemnity.

(a)    The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for all services rendered by it hereunder in any capacity. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts and of all Persons not regularly in its employ. The Company shall fully indemnify and hold harmless the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder in any capacity, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) and including enforcement of this Section 7.06. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b)    To secure the Company’s payment obligations under this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Change of Control Payment on particular Notes.

(c)    The Company’s payment obligations pursuant to this Section 7.06 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. If the Trustee incurs expenses (including the reasonable charges and expenses of its counsel) after the occurrence of a Default specified in Section 6.01(a)(7) or Section 6.01(a)(8) with respect to the Company, the expenses are intended to constitute expenses of administration under applicable bankruptcy laws.

(d)    “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(e)    The provisions of this Section shall survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

Section 7.07    Replacement of Trustee.

(a)    The Trustee may resign at any time by notifying the Company in writing and by mailing notice thereof to the Holders at their addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b)    In case at any time any of the following shall occur:

(1)	the Trustee shall cease to be eligible in accordance with the provisions of Section 7.10 and shall fail to resign after written request therefor by the Company or by any Holder, or

(2)

the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, upon 30 days’ prior notice, remove the Trustee and nominate a successor Trustee that shall be deemed appointed as successor Trustee, unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as specified in clause (a) above, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

(d)    Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 7.07 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 7.08.

Section 7.08    Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 7.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, on particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor Trustee shall accept appointment as provided in this Section 7.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 7.10.

Upon acceptance of appointment by a successor Trustee as provided in this Section 7.08, each of the Company and the successor Trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.09    Successor Trustee by Merger.

(a)    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including administration of this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee; provided that if such successor Trustee is not eligible to act as Trustee pursuant to Section 7.10, such successor Trustee shall promptly resign pursuant to Section 7.07.

(b)    In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10    Eligibility; Disqualification. The Trustee must be a Person who is eligible to act as an indenture trustee under the Trust Indenture Act of 1939, as amended and must have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

ARTICLE VIII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article VIII.

Section 8.02    Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)

the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any and interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)	the Company’s obligations with respect to such Notes under Sections 2.06, 2.07, 2.10 and 4.02 hereof;

(3)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

If the Company exercises its Legal Defeasance option, each Guarantor will be released and relieved of any obligations under its Note Guarantee, and any security for the Notes (other than the trust) will be released.

Section 8.03    Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof and clause (2) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6) and (9) hereof will not constitute Events of Default. If the Company exercises its Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Note Guarantee, and any security for the Notes (other than the trust) will be released.

Section 8.04    Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof (or, in each case, if such Rating Agency ceases to rate such securities, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)

in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(A)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and Beneficial Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that subject to customary assumptions and exclusions the Holders and Beneficial Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from transaction occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than a Default or an Event of Default resulting from transaction occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument (including, without limitation, the Credit Facility) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)

the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7)

the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

In the case of Legal Defeasance or Covenant Defeasance, upon any redemption that requires the payment of the Applicable Premium, the amount deposited with the Trustee shall be sufficient for purposes of Section 8.04(1) and this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of three Business Days prior to the date of such deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)	to cure any ambiguity, defect, or inconsistency; provided that such change does not adversely affect the rights of any of the Holders in any material respect;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)

to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article V or Article X hereof;

(4)	to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5)

to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;

(6)

at the Company’s election, to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, if the Company elects to so qualify this Indenture, and, if so qualified, maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

(7)	to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(8)

to allow any Guarantor to execute a supplemental indenture (including to evidence its Note Guarantee) and/or a Note Guarantee with respect to the Notes; provided that any such supplemental indenture need be signed only by the Company, the added Guarantor and the Trustee;

(9)

to provide for any Subsidiary of the Company or any other Person to provide a Note Guarantee, to add Note Guarantees with respect to the Notes, to add security to or for the benefit of Holders of the Notes, or to confirm and evidence the release, termination or discharge of (i) any Note Guarantee of the Notes or (ii) any Lien then securing the Notes, when required or not prohibited by this Indenture;

(10)

to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities laws and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect; or

(11)	to comply with the requirements of the Depository with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders.

Except as provided in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment;

(2)	reduce the rate of, or change the time for payment of, interest, including defaulted interest, on any Notes;

(3)

reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than with respect to Section 4.10 and Section 4.15); provided, that any amendment to the notice requirements may be made with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

(4)	make any Notes payable in money other than that stated in the Notes;

(5)

make any change in the contractual provisions of this Indenture protecting the legal right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in aggregate principal amount of Notes outstanding to waive Defaults or Events of Default;

(6)

after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7)	release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(8)

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding); or

(9)	make any modification or change in the preceding amendment and waiver provisions.

Section 9.03    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05    Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X.

NOTE GUARANTEES

Section 10.01    Guarantee.

(a)    Subject to this Article X, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)

the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)

in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    Subject to this Article X, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02    Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance or a transfer under value for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or provincial law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03    Execution and Delivery of Supplemental Indenture.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that its execution and delivery of this Indenture or, if applicable, any supplemental indenture pursuant to Section 4.17 hereof and this Section 10.03 shall evidence its Note Guarantee set forth in Section 10.01 hereof without the need for notation on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If, after the Issue Date, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any Indebtedness of the Company or a Guarantor under (i) a Credit Facility or (ii) Capital Markets Indebtedness, in either case, in an aggregate principal amount exceeding $100.0 million, if required by Section 4.17 hereof, the Company will cause such Restricted Subsidiary to comply with the provisions of Section 4.17 hereof and this Article X, to the extent applicable.

Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, each Guarantor will not, and the Company will not cause or permit any Guarantor to, amalgamate or consolidate with or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets other than the Company or any other Guarantor unless:

(1)

the entity formed by or surviving any such amalgamation, consolidation or merger (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States or any State or territory thereof or the District of Columbia or such other jurisdiction as such Guarantor was organized or existing under;

(2)	such entity (if other than such Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on its Note Guarantee;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)

the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidated, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Any amalgamation, merger or consolidation of, or sale, assignment, transfer, lease, conveyance or other disposition of assets by, a Guarantor with the Company (with the Company being the surviving entity in case of an amalgamation, merger of consolidation) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with Section 5.01(a)(4).

In case of any such amalgamation, consolidation, merger, sale, assignment, transfer, or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding clause 10.04(1) above, nothing contained in this Indenture or in any of the Notes will prevent any amalgamation, consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale, assignment, transfer, or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05    Releases.

Each Note Guarantee of a Guarantor will be released automatically and unconditionally without the need for any action by any party:

(a)    upon such Guarantor amalgamating with, consolidating with, merging into or transferring all or substantially all of its properties or assets to the Company or another Guarantor;

(b)    in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of amalgamation, merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.10 hereof;

(c)    in connection with any sale or other disposition of all the Capital Stock of that Guarantor (including by way of amalgamation, consolidation, merger or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.10 hereof;

(d)    if the Company designates such Guarantor as an Unrestricted Subsidiary or such Guarantor becomes an Excluded Subsidiary in accordance with the applicable provisions of this Indenture;

(e)    upon Legal Defeasance or Covenant Defeasance under Article VIII or upon satisfaction and discharge of this Indenture under Article XI;

(f)    such Guarantor being released from, or discharged of, its guarantee of, and all pledges and security, if any, granted by such Guarantor in connection with, a Credit Facility, except a release by or as a result of a payment thereon (it being understood that a release subject to a contingent reinstatement is still a release);

(g)    solely in the case of a Note Guarantee created as a consequence of the Guarantor guaranteeing Capital Markets Indebtedness pursuant to Section 4.17 or Indebtedness under the Credit Facilities, upon the release or discharge of the guarantee of Capital Markets Indebtedness or Indebtedness under the Credit Facilities, as applicable, which resulted in the creation of such Note Guarantee, except a discharge or release of such guarantee of Capital Markets Indebtedness or Indebtedness under the Credit Facilities, as applicable, by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release);

(h)    upon the liquidation or dissolution of such Guarantor in a transaction that does not violate the terms of this Indenture; and

(i)    as permitted by Article IX.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that any of the conditions described in clauses (a) through (h) of this Section 10.05 has occurred, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

ARTICLE XI.

SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge.

This Indenture (including the Notes and the Note Guarantees) will be discharged and this Indenture will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when:

(1)	either:

(A)

all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)

all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year (or are to be called for redemption within one year), and the Company has irrevocably deposited or caused to be deposited with the Trustee cash, non-callable Government Securities, or a combination of cash and non-callable Government Securities in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Company has paid all other sums payable under this Indenture by the Company; and

(3)

the Company, upon request for written acknowledgement of such satisfaction and discharge, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

In the case of satisfaction and discharge, upon any redemption that requires the payment of the Applicable Premium, the amount deposited with the Trustee shall be sufficient for purposes of subclause (B) of clause (1) of this Section 11.01 to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of three Business Days prior to the date of such deposit, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02    Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII.

MISCELLANEOUS

Section 12.01    Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or by recognized overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company:

Carriage Services, Inc.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Attn: Legal Department

Email: legal@carriageservices.com

if to the Trustee in any of its roles hereunder:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attn: Carriage Services, Inc. Administrator

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted electronically or by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Note (or its designee) pursuant to the Applicable Procedures.

If the Company mails a notice or communication to the Holders, including any notice to Holders pursuant to Article X, it shall, at the same time, mail a copy to the Trustee and each of the Registrar and Paying Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee to mail a copy of the notice to each of the Registrar and Paying Agent at the same time it mails the notice to the Holders.

Section 12.02    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)    an Officers’ Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.

Section 12.03    Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officers’ Certificate required to be delivered pursuant to Section 4.04) provided for in this Indenture shall include:

(a)    a statement that each individual making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or judgments contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable such individual to express an informed judgment as to whether or not such covenant or condition has been complied with; and

(d)    a statement that, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.04    Severability Clause; Entire Agreement. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Indenture, the Notes and the exhibits hereto and thereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 12.05    Governing Law; WAIVER OF JURY TRIAL. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY, THE TRUSTEE, AND EACH HOLDER, BY ACCEPTANCE OF THE NOTES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.06    No Recourse Against Others. A director, officer, employee or stockholder of the Company or any Subsidiary of the Company, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees, or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.07    [Intentionally Omitted].

Section 12.08    Successors. All agreements of the Company, the Trustee, the Registrar and the Paying Agent in this Indenture and the Notes shall bind their respective successors.

Section 12.09    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Indenture and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, pursuant to procedures approved by the Trustee. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

Section 12.10    Force Majeure. The Trustee, Registrar and Paying Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, earthquakes, fires, floods, sabotage, epidemics, pandemics, civil unrest, local or national disturbance or disaster, any act of terrorism, civil or military disturbances, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents, riots, labor disputes or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11    Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.12    Submission to Jurisdiction. The Company (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 12.13    Legal Holidays. If any payment with respect to any principal of, premium on, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day that is not a Business Day, the payment required to be made on such day shall be postponed until the immediately following Business Day, and no interest on such payment shall accrue in respect of such delay.

Section 12.14    No Security Interest Created. Except as provided in Section 7.06, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.15    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.16    USA PATRIOT Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (as amended, modified or supplanted from time to time, the “USA PATRIOT Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first before written.

CARRIAGE SERVICES, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Senior Vice President, Chief Financial Officer and Treasurer

INITIAL GUARANTORS:

CARRIAGE FUNERAL HOLDINGS, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CFS FUNERAL SERVICES, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE HOLDING COMPANY, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

[Signature Page to the Indenture]

CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE CEMETERY SERVICES OF IDAHO, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

WILSON & KRATZER MORTUARIES

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

ROLLING HILLS MEMORIAL PARK

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE SERVICES OF CONNECTICUT, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

[Signature Page to the Indenture]

CHC INSURANCE AGENCY OF OHIO, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE SERVICES OF NEW MEXICO, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

FORASTIERE FAMILY FUNERAL SERVICE, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE CEMETERY SERVICES, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE SERVICES OF OKLAHOMA, L.L.C.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE SERVICES OF NEVADA, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

HUBBARD FUNERAL HOME, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

[Signature Page to the Indenture]

CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE TEAM FLORIDA (CEMETERY), LLC

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE TEAM FLORIDA (FUNERAL), LLC

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE SERVICES OF OHIO, LLC

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE TEAM KANSAS, LLC

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

[Signature Page to the Indenture]

CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE INTERNET STRATEGIES, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE MANAGEMENT, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

COCHRANE’S CHAPEL OF THE ROSES, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

HORIZON CREMATION SOCIETY, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE LIFE EVENTS, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE PENNSYLVANIA HOLDINGS, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

[Signature Page to the Indenture]

CARRIAGE FUNERAL MANAGEMENT, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE FLORIDA HOLDINGS, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CLOVERDALE PARK, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CATAUDELLA FUNERAL HOME, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE MERGER VI, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CSRE HOLDINGS, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

PNCA, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

[Signature Page to the Indenture]

CARRIAGE OPERATIONS, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE SERVICES OF TENNESSEE, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CARRIAGE SERVICES OF LOUISIANA, INC.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

FAIRFAX MEMORIAL FUNERAL HOME, L.L.C.

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

CALVARY MEMORIAL PARK, INCORPORATED

By:	/s/ Carl Benjamin Brink
Name: Carl Benjamin Brink
Title: Treasurer

[Signature Page to the Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Vice President

[Signature Page to the Indenture]

EXHIBIT A

[Face of Note]

CUSIP/CINS ____________

4.25% Senior Notes due 2029

No. ___	$____________

CARRIAGE SERVICES, INC.

promises to pay to                  or registered assigns,

the principal sum of __________________________________________________________ DOLLARS [(or, in the event of adjustment in accordance with the within-mentioned Indenture, such other amount as may be stated from time to time on the “Schedule of Exchanges of Interests in the Global Note” attached hereto)]* on May 15, 2029.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _______________

* The bracketed language should be included only if the Note is issued in global form.

CARRIAGE SERVICES, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date:

[Back of Note]

CARRIAGE SERVICES, INC.

4.25% SENIOR NOTES DUE 2029

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)    INTEREST. Carriage Services, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 4.25% per annum from ________________, ___ until maturity. The Company will pay interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date) (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ________________, ___. The Company will pay interest (including post-petition interest in any case or proceeding under any Bankruptcy Law) on overdue principal at the interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any case or proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)     METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the May 1 and November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the United States, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes if a Holder of at least $5.0 million aggregate principal amount of Notes shall have provided wire transfer instructions to an account in the continental United States to the Company or the Paying Agent no later than 30 days preceding the date of such payment; provided, further, that the Company will pay all principal, interest and premium, if any, on any Global Notes registered in the name of DTC or its nominee in immediately available funds to DTC or such nominee, as the case may be, as the registered holder of such Global Notes. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)    INDENTURE. The Company issued the Notes under an Indenture dated as of May 13, 2021 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)     OPTIONAL REDEMPTION.

At any time prior to May 15, 2024, the Notes will be redeemable, at the Company’s option, in whole or in part from time to time, upon not less than 15 nor more than 60 days’ written notice, at a price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

In addition, the Company may redeem the Notes at its option, in whole or in part, upon not less than 15 nor more than 60 days’ written notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Year	Percentage
2024	102.125%
2025	101.063%
2026 and thereafter	100.000%

At any time, or from time to time, prior to May 15, 2024 the Company may, at its option, use an amount of cash up to the Net Cash Proceeds of one or more Equity Offerings to redeem, upon not less than 15 nor more than 60 days’ written notice up to 40% of the principal amount of the Notes (including any Additional Notes) outstanding under the Indenture at a redemption price of 104.250% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that:

(a)    at least 50% of the principal amount of Notes (including any Additional Notes) outstanding under the Indenture remains outstanding immediately after any such redemption (unless all such Notes are redeemed concurrently); and

(b)    the Company makes such redemption not more than 180 days after the consummation of any such Equity Offering.

(6)    MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)     REPURCHASE AT THE OPTION OF HOLDER.

(a)

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described in Section 4.15 of the Indenture (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is prior to the Change of Control Payment Date). Within 30 days following the date upon which the Change of Control occurred (or prior to the Change of Control if a definitive agreement for the Change of Control is in place), the Company shall send a written notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

(b)

Subject to Section 4.10(a) of the Indenture, if any Net Cash Proceeds have not been applied as provided in clauses (3)(A), (3)(B) and (3)(C) thereof within the applicable time period or the last provision of this sentence, such Net Cash Proceeds shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to holders of such Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the date that triggered the Company’s obligation to make such Net Proceeds Offer, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable) of the Notes and Pari Passu Indebtedness on the date the Net Proceeds Offer is made, the maximum amount (or accreted value, as applicable) of Notes and Pari Passu Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.10 of the Indenture.

(8)    NOTICE OF REDEMPTION. Notice of redemption will be sent electronically or mailed by first-class mail at least 15 but not more than 60 days before the redemption date to each Holder at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles VIII or XI of the Indenture. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

Notice of any redemption of the Notes may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived by the Company (in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)     PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)     AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes or the Note Guarantees may be amended or supplemented in accordance with Article IX of the Indenture.

(12)     DEFAULTS AND REMEDIES. The Notes are subject to the Events of Default and remedies set forth in Article VI of the Indenture. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)    GUARANTEES. This Note is guaranteed as set forth in the Indenture.

(18)    CUSIP/CINS NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/CINS numbers to be printed on the Notes, and the Trustee may use CUSIP/CINS numbers in notices (including notices of redemption) as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(19)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Carriage Services, Inc.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Attn: Legal Department

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10      ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$ _______________

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Carriage Services, Inc.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Attn: Legal Department

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attn: Carriage Services, Inc. Administrator

Re: 4.25% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of May 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Carriage Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d)    ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(iv)	☐ Unrestricted Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Carriage Services, Inc.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Attn: Legal Department

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attn: Carriage Services, Inc. Administrator

Re: 4.25% Senior Notes due 2029

(CUSIP [                ])

Reference is hereby made to the Indenture, dated as of May 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Carriage Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

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EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Carriage Services, Inc.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Attn: Legal Department

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attn: Carriage Services, Inc. Administrator

Re: 4.25% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of May 13, 2021 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Carriage Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Carriage Services, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 13, 2021 providing for the issuance of 4.25% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in in the Indenture including but not limited to Article X thereof.

4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.    WAIVER OF TRIAL BY JURY. THE COMPANY, THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY

WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

7.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Carriage Services, Inc.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

E-4